Exhibit 4.2

Exhibit 2

FORM OF WARRANT CERTIFICATE

NEITHER THIS SECURITY NOR THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, SUCH COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FORM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A CONVERTIBLE NOTE UNIT WARRANT AGREEMENT, DATED AS OF October 5, 2005, BETWEEN DYNAMIC RESPONSE GROUP, INC. AND THE WARRANTHOLDERS SIGNATORY THERETO OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO DYNAMIC RESPONSE GROUP, INC. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (i) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

WARRANT NUMBER	NUMBER OF CONVERTIBLE NOTE UNIT WARRANTS

WARRANT CERTIFICATE

DYNAMIC RESPONSE GROUP, INC.

This Warrant Certificate certifies that                                 , is the registered holder of                          Convertible Note Unit Warrants (the “Warrantholder”) to purchase a number of shares (the “Warrant Shares”) of the common stock, par value $.0001 per share (the “Common Stock”) of Dynamic Response Group, Inc. (the “Company”). Each Convertible Note Unit Warrant entitles the holder to purchase from the Company that number of Warrant Shares equal to the product obtained by multiplying the quotient obtained by multiplying one (1) by the number of Convertible Note Unit Warrants represented hereby at the price (the “Exercise Price”) of fifty cents ($.50) per Warrant Share in accordance Paragraph 7 of the Convertible Note Unit Warrant Agreement, dated as of                                  (the “Convertible Note Unit Warrant Agreement”), between the Company and Warrantholders signatory thereto. Each Convertible Note Unit Warrant shall entitle the holder thereof, subject to the satisfaction of the conditions to exercise set forth in Paragraph 7 of the Convertible Note Unit Warrant Agreement, to purchase, on or prior to 5:00 p.m., New York City time,                                  the “Warrant Expiration Date”), that number of Warrant Shares equal to the quotient obtained by multiplying one (1) by the number of Convertible Note Unit Warrants represented hereby at the price (the “Exercise Price”) of fifty cents Dollar ($.50) per Warrant Share. Any and all rights of exercise hereof shall expire on the Warrant Expiration Date. The number of Warrant Shares issuable under this Convertible Note Unit Warrant Certificate and the Exercise Price are subject to adjustment pursuant to Paragraph 8 of the Convertible Note Unit Warrant Agreement.

The Convertible Note Unit Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Convertible Note Unit Warrants to purchase Warrant Shares and are issued pursuant to a Convertible Note Unit Warrant Agreement, which Convertible Note Unit Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and Warrantholder.

Warrantholder may exercise Convertible Note Unit Warrants in accordance herewith and with the Warrant Agreement by surrendering this Warrant Certificate, with the Election to Purchase, in the form attached hereto, properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company. If, after the exercise of Convertible Note Unit Warrants evidenced hereby, the number of Convertible Note Unit Warrants exercised shall be less than all of the Warrant Shares available hereunder, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Convertible Note Unit Warrants then remaining.

This Warrant Certificate, when surrendered at the offices of the Company, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Convertible Note Unit Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Convertible Note Unit Warrants.

Warrantholder may transfer the Convertible Note Unit Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Paragraph 5 of the Convertible Note Unit Warrant Agreement.

The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

(Signature Appears Next Page)

WITNESS the signatures of the duly authorized directors or officers of the Company on this          day of                                 , 20        .

DYNAMIC RESPONSE GROUP, INC.

By:	/s/ Melissa K Rice
Melissa K Rice

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